Exhibit 99.1

Mesa Laboratories Announces Restructuring and Savings Plan to Reduce Annualized Costs by Approximately $9.3 Million and Reinvest Approximately $4.3 Million in Profitable Growth

The Restructuring Program focuses Clinical Genomics on profitability and adds resources in Sterilization and Disinfection Control, Calibration Solutions and Asia

LAKEWOOD, Colo., October 13, 2026 (GLOBE NEWSWIRE) — Mesa Laboratories, Inc. (NASDAQ: MLAB) (“Mesa,” “we,” “us” or “our”), a global leader in the design and manufacture of critical quality control solutions and life sciences tools, today announced a savings plan (the “Savings Plan”) expected to reduce annualized operating costs by approximately $9.3 million. The Savings Plan consists of a global restructuring program (the "Restructuring Program"), a reduction in our San Diego, California facility footprint and reduced third-party spending. We plan to reinvest approximately $4.3 million of the savings into the business to drive profitable growth, for a net annualized cost reduction of approximately $5.0 million.

The Restructuring Program is designed to allocate resources toward opportunities that we expect to expand future profitability and create long-term value for our shareholders. As part of the Restructuring Program, we will eliminate approximately 40 positions, or approximately 6% of Mesa’s total employee base, with limited impact on manufacturing operations.

The cost reductions are concentrated primarily in our Clinical Genomics division, with additional reductions in corporate functions. We will reinvest a portion of the savings in selected growth and infrastructure priorities, including adding business development capacity in Calibration Solutions, commercial resources primarily in Asia, and key corporate positions. We expect these investments to support more profitable growth.

“Mesa is a set of durable, regulation-embedded franchises with real and growing earnings power, and fixable execution problems we have already begun to fix,” said Dr. Siddhartha Kadia, President and Chief Executive Officer. “My focus is disciplined execution and consistent, profitable growth across our four divisions.

“As I said on our first quarter call, we are managing Clinical Genomics deliberately, with full attention to its cost structure and returns. Following the business reviews I have completed over my first six months, we are managing it for profitability, not for scale. These were difficult decisions, and we approached each one with care and respect for our team members. At the same time, we have a responsibility to position the business for sustainable, profitable growth.

“This is not a broad cost reduction. It follows a decision about which customers Clinical Genomics is built to serve. We are focusing Clinical Genomics on pharmacogenomics and oncology, on customer accounts that use the instrument at scale, and we are sizing the organization for that. This is not a decision to pull back from specific regions; if an account uses the instrument at scale, we want to serve it wherever it is. Revenue will be lower as a result, but we expect profitability to be meaningfully higher as the cost comes out, and gross profit percentage to improve, because the revenue we are stepping away from is the lowest-margin revenue we have in Clinical Genomics. We are also redirecting resources to accelerate standard product launches, the fastest-growing part of the Clinical Genomics portfolio. Our obligation is to make every business in this portfolio earn its cost of capital, and we will report against that standard.”

ADDING RESOURCES IN ASIA

We are adding commercial and technical resources in Asia for Sterilization and Disinfection Control and Biopharmaceutical Development, including a leader for Asia outside of China. These investments better align our resources with the businesses that generate most of our revenue in the region but have historically received a relatively small share of our resources there, and we expect them to drive profitable growth in the region over time.

FINANCIAL IMPACT

The Restructuring Program consists primarily of workforce reductions and, to a lesser extent, consolidation of the Clinical Genomics facility footprint, including exiting our Hamburg, Germany facility when its lease expires in February 2027. Actions began after Board approval, and we expect them to be substantially complete by the end of fiscal year 2027, except for certain international employee exits with protected notice periods, which we expect to complete in the first half of fiscal year 2028.

We estimate that the Restructuring Program will result in total pre-tax charges of approximately $2.6 million to $3.4 million, primarily during the second half of fiscal year 2027. These charges are expected to consist primarily of employee-related costs of approximately $2.3 million to $3.0 million, net of an expected non-cash reversal of approximately $0.3 million of previously recognized stock-based compensation expense, and other exit costs, including third-party costs to administer these exits, of approximately $0.3 million to $0.4 million. We expect related cash expenditures of approximately $2.9 million to $3.7 million, substantially all of which will occur over the next 12 months.

We expect the Savings Plan to be fully reflected in our annualized cost structure by the end of fiscal year 2028, at a net annualized cost reduction of approximately $5.0 million after the reinvestment described above. These figures reflect cost reductions only; they exclude the expected decrease in Clinical Genomics revenue and increase in its gross profit percentage described above.

We will report second quarter fiscal year 2027 results on November 9, 2026, when we will also provide company-level fiscal year 2027 guidance that reflects the Savings Plan and the expected decrease in Clinical Genomics revenue.

ABOUT MESA LABORATORIES

Mesa is a global leader in the design and manufacture of critical quality control solutions and life sciences tools for regulated applications in the pharmaceutical, healthcare and medical device industries. With manufacturing operations in the United States and Europe, and commercial reach across North America, Europe, the Asia Pacific Region, and throughout the world, we serve customers whose applications demand accuracy, reliability and regulatory compliance.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release, such as statements relating to our estimates of annualized cost reductions, reinvestment, net annualized cost reduction, positions to be eliminated, pre-tax charges and related cash expenditures as a result of the Restructuring Program; the expected effects of the Savings Plan and the Restructuring Program on Clinical Genomics revenue and profitability, and the timeline for completion; and our expected reporting date and plans to provide fiscal year 2027 guidance, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by or that include the words "will," "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend" or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the timing and outcome of required employee consultation and notice processes in certain jurisdictions, the disruption of ongoing business, customer reactions to our narrower commercial focus in Clinical Genomics, our ability to recruit for new positions, our ability to achieve the expected benefits of the Restructuring Program, and other factors which can be found in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2026. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Mesa Laboratories Contacts: John Sakys; CFO

1-303-987-8000

investorrelations@mesalabs.com